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                                                                    Exhibit 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                 We consent to the incorporation of our reports, dated October 12, 1995, on our audits of the consolidated financial statements and related financial statement schedules of Tuscarora Incorporated and its subsidiaries as of August 31, 1995 and 1994, and for the three years in the period ended August 31, 1995, which reports are incorporated by reference or included in the Annual Report on Form 10-K of Tuscarora Incorporated for the year ended August 31, 1995, in the registration statement on Form S-8 of Tuscarora Incorporated for the registration of 299,750 additional shares of its Common Stock, without par value, which may be issued under its 1989 Stock Incentive Plan, and in the
Section 10(a) prospectus used in connection with such registration statement.

                 We also consent to the reference to our firm under the caption "Experts" in the above-mentioned prospectus.


                                         /s/  S.R. Snodgrass, A.C.
                                         -------------------------
                                         S.R. Snodgrass, A.C.,
                                          Certified Public Accountants

Beaver Falls, PA
June 14, 1996